Exhibit 10.1

SHARE REPURCHASE AGREEMENT
THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2019, by and between GrafTech International Ltd., a Delaware corporation (the “Corporation”), and BCP IV GrafTech Holdings LP, a Delaware limited partnership (the “Selling Stockholder”), which is selling Shares (as defined below) in the Block Trade (as defined below).
WHEREAS, the Selling Stockholder owns shares (the “Shares”) of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”);
WHEREAS, the Corporation and the Selling Stockholder propose to enter into a transaction (the “Repurchase Transaction”) whereby the Selling Stockholder shall sell to the Corporation and the Corporation shall purchase from the Selling Stockholder up to $250,000,000 of Shares (the “Repurchase Shares”) at the Per Share Purchase Price (as defined below); and
WHEREAS, the Selling Stockholder proposes to sell through a block trade pursuant to Rule 144 under the Securities Act of 1933 (the “Block Trade”) not less than $50,000,000 of other Shares owned by the Selling Stockholder (the “Block Trade Shares”).
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
ARTICLE I
REPURCHASE
    Section 1.1 Repurchase of Shares. The Selling Stockholder shall sell to the Corporation and the Corporation shall purchase from the Selling Stockholder the Repurchase Shares under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at the per share price at which the Block Trade Shares are sold to the broker-dealer(s) (the “Per Share Purchase Price”).
Section 1.2 Closing. (a) The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, immediately subsequent to the satisfaction or waiver of the conditions set forth in Article IV herein (with the date upon which such satisfaction or waiver occurs being referred to here as the “Closing Date”) or at such other time, date or place as the Selling Stockholder and the Corporation may agree in writing.
(b) At the Closing, the Selling Stockholder shall deliver the number of Repurchase Shares sold by the Selling Stockholder to the Corporation or as instructed by the Corporation’s duly executed stock powers relating to the Repurchase Shares sold by the Selling Stockholder, as applicable, and the Corporation agrees to deliver to the Selling Stockholder a dollar amount equal to the product of the Per Share Purchase Price and the number of Repurchase Shares sold by the Selling Stockholder by wire transfer of immediately available funds.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER
The Selling Stockholder represents and warrants to the Corporation as follows:
Section 2.1 Title to Repurchase Shares. The Selling Stockholder has good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims. The Selling Stockholder will have, immediately prior to the Closing, good and valid title to the Repurchase Shares to be sold at the Closing Date by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Repurchase Shares and payment therefor pursuant hereto, good and valid title to such Repurchase Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Corporation.
Section 2.2 Required Consents; Authority. Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
Section 2.3 Receipt of Information. The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to consummate the Repurchase Transaction. The Selling Stockholder has had an opportunity to ask questions and receive answers from the Corporation. The Selling Stockholder has had the opportunity to discuss with its tax advisors the consequences of the Repurchase Transaction. The Selling Stockholder has not received, nor is it relying on, any representations or warranties from the Corporation other than as provided herein, and the Corporation hereby disclaims any other express or implied representations or warranties with respect to itself.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
The Corporation represents and warrants to the Selling Stockholder as follows:
Section 3.1 Authority Relative to this Agreement. Except as would not impair in any material respect the ability of the Corporation to consummate its obligations hereunder, the Corporation has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

Section 3.2 Approvals. Except as would not impair in any material respect the ability of the Corporation to consummate its obligations hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated by this Agreement.
ARTICLE IV
CONDITIONS TO CLOSING
Section 4.1 Completion of the Block Trade. The obligations of the Corporation to purchase the Repurchase Shares at the Closing are subject to the fulfillment on or prior to the Closing of the condition that the Block Trade shall have been consummated in accordance with the terms and conditions of any purchase or similar agreement entered into in connection therewith.
ARTICLE V
MISCELLANEOUS
Section 5.1 Termination. This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 4.1 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.
Section 5.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
Section 5.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by such party (and by the Corporation, in the case of any waiver by the Selling Stockholder). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 5.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
Section 5.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
Section 5.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.
Section 5.7 No Third Party Beneficiaries. No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.
Section 5.8 No Broker. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement. Except as previously disclosed to each other party in writing, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.
Section 5.9 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement
Section 5.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Corporation shall be given to it at 982 Keynote Circle, Brooklyn Heights, Ohio 44131, (fax: (216) 676-2143); Attention: Chief Legal Officer. Notices to the Selling Stockholder shall be given to it at 250 Vesey Street, 15th Floor, Brookfield Place, New York, NY 10281, (e-mail: (Jaspreet.dehl@brookfield.com); Attention: Jaspreet Dehl.
Section 5.11 Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.
Section 5.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

GrafTech International Ltd.

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Chief Financial Officer, Vice President Finance and Treasurer

[Signature Page to Share Repurchase Agreement]

BCP IV GrafTech Holdings LP By its general partner, BPE IV (Non-Cdn) GP LP, By its general partner, Brookfield Capital Partners Ltd.,

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Officer

[Signature Page to Share Repurchase Agreement]